Exhibit 99.1

SKYX Platforms Corp. Reports Third Quarter 2022 Financial Results

Generic Name Approval by NEC and Standardization Approval Vote by ANSI/NEMA Builds the Foundation for Future Code Mandatory Efforts

Miami, FL, November 10, 2022 – SKYX Platforms Corp. (NASDAQ:SKYX) (d/b/a “Sky Technologies”) (“SKYX,” “we” or “the Company”), a highly disruptive platform technology company with over 60 issued and pending patents globally for simplifying and enhancing safety and automation in homes and buildings, today reported the Company’s financial results for the third quarter ended September 30, 2022.

Third Quarter 2022 and Subsequent Operational Highlights:

●	Received National Electrical Code® (NEC) generic name approval for its weight-bearing safe plug & play outlet/receptacle for ceilings as WSCR (Weight-Supporting Ceiling Receptacle) for its universal ceiling outlet and WSAF (Weight-Supporting Attachment Fitting) for its ceiling plug.

●	The specifications for the WSCR and WSAF received a historic standardization approval vote by the American National Standards Institute (ANSI), whose standards are regularly specified by most U.S. architects and engineers for residential and commercial construction, and the National Electrical Manufacturers Association (NEMA), a standards-developing organization that promotes the standardization of major US electrical products for manufacturers.

●	Secured 10-year roof rights for signage on one of the tallest buildings in Miami, expected to be seen by millions, which we believe will generate significant SKYX brand awareness.

●	The Company anticipates starting presales of its universal smart connected SkyPlug products, with its accompanying SkyHome App, during the fourth quarter.

●	Cash used in operations for the nine months ended September 30, 2022, totaled $9.7 million, as compared to $2.8 million in the nine months ended September 30, 2021.

●	Net loss, which includes stock-based compensation of $1.3 million for the quarter ended September 30, 2022, totaled $5.7 million, as compared to a net loss of $1.6 million in the quarter ended September 30, 2021.

●	Cash, cash equivalents, restricted cash, and investments available for sale totaled $20.9 million as of September 30, 2022, as compared with $10.4 million as of December 31, 2021.

Detailed financial results will be provided in the Company’s Form 10-Q for the third quarter of 2022.

About SKYX Platforms Corp.

As electricity is a standard in every home and building, our mission is to make homes and buildings become safe-advanced and smart as the standard.

SKYX Platforms Corp. (NASDAQ: SKYX) has a series of highly disruptive advanced-safe-smart platform technologies, with over 60 U.S. and global patents and patent pending applications. Our technologies place an emphasis on high quality and ease of use, while significantly enhancing both safety and lifestyle in homes and buildings. We believe that our products are a necessity in every room in both homes and other buildings in the U.S. and globally. For more information, please visit our website at https://skyplug.com or follow us on LinkedIn.

Cautionary Statement Concerning Forward-Looking Statements

Certain statements contained in this press release constitute forward-looking statements. Management has based these forward-looking statements on its current expectations, assumptions, estimates and projections. While they believe these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond management’s control. These statements involve risks and uncertainties that may cause the Company’s actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Our estimates of the addressable market for our products may prove to be incorrect. The projected demand for our products could materially differ from actual demand. Forward-looking statements speak only as of the date they are made and include statements relating to the Company’s ability to successfully launch, commercialize, develop additional features and achieve market acceptance of its smart products and technologies, including commencement of presales, the Company’s efforts and ability to drive the adoption of Sky’s Plug Smart Platforms into multi-family residential buildings and communities and adoption by hotels, ability to capture market share, ability to execute on any sales and licensing opportunities, ability to achieve code mandatory status for the SkyPlug, and other risks and uncertainties described in the Company’s filings with the Securities and Exchange Commission. In particular, the NEC’s approval of the Company’s generic names for its weightbearing safe plug & play outlet/receptacle for ceilings as WSCR (Weight-Supporting Ceiling Receptacle) for its universal ceiling outlet and WSAF (Weight-Supporting Attachment Fitting) for its ceiling plug, or the American National Standards Institute’s (ANSI) and the National Electrical Manufacturers Association’s (NEMA) vote for the standardization of the Company’s weight-bearing plug and outlet/receptacle for ceilings, does not guarantee approval by the National Fire Protection Association’s (NFPA) Committee on the National Electrical Code (which consists of multiple code-making panels and a technical correlating committee and develops the National Electrical Code (NEC)) or any other trade or regulatory organization and does not guarantee that any of the Company’s products will become National Electrical Code (NEC)-code mandatory in any jurisdiction, or that any of the Company’s current or future products or technologies will be adopted by any state, country, or municipality, within any specific timeframe or at all. There can be no assurance as to any of these matters. Readers are cautioned not to put undue reliance on forward-looking statements, and, except as required by law, the Company assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.

Investor Relations Contact:

Lucas A. Zimmerman

MZ North America

(949) 259-4987

SKYX@mzgroup.us

SKYX Platforms Corp.

Consolidated Balance Sheets

	(Unaudited) September 30, 2022	(Audited) December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$10,828,656	$10,426,249
Investments, available-for-sale	7,332,800	—
Inventory	1,468,476	918,651
Prepaid expenses and other assets	836,382	41,018
Total current assets	20,466,314	11,385,918

Long-term assets:
Furniture and equipment, net	236,935	25,710
Patents, net	639,924	540,033
Restricted cash	2,741,054	—
Right-of-use asset	23,511,004	—
Other assets	163,533	2,174
Total long-term assets	27,292,450	567,917

Total Assets	$47,758,764	$11,953,835

Liabilities and Stockholders’ Equity (Deficit)

Current liabilities:
Accounts payable and accrued expenses	$1,926,592	$1,029,336
Notes payable, current	401,049	404,648
Operating lease liabilities	412,834	—
Royalty obligations	2,775,000	1,200,000
Total current liabilities	5,515,475	2,633,984

Long term liabilities:
Notes payable	5,115,417	5,492,572
Operating lease liabilities	23,179,912	—
Convertible notes	1,300,000	1,300,000
Royalty obligations	163,000	2,638,000
Total long-term liabilities	29,758,329	9,430,572

Total liabilities	35,273,804	12,064,556

Commitments and Contingent Liabilities:
Redeemable preferred stock - subject to redemption: $0 par value; 20,000,000 shares authorized; 880,400 and 13,256,936 shares issued and outstanding at September 30, 2022 and December 31, 2021, respectively	220,099	3,314,233

Stockholders’ Equity (Deficit):
Common stock and additional paid-in-capital: $0 par value, 500,000,000 shares authorized; and 82,556,065 and 66,295,288 shares issued and outstanding at September 30, 2022 and December 31, 2021, respectively	113,565,311	70,880,386
Accumulated deficit	(101,191,633)	(74,269,898)
Accumulated other comprehensive (loss)	(108,817)	—
Total stockholders’ equity (deficit)	12,264,861	(3,389,512)
Non-controlling interest	—	(35,442)
Total equity (deficit)	12,264,861	(3,424,954)

Total Liabilities and Stockholders’ Equity (Deficit)	$47,758,764	$11,953,835

SKYX Platforms Corp.

Consolidated Statements of Operations

(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2022	2021	2022	2021
Revenue	$8,556	$—	$22,916	100,185
Cost of revenues	(5,914)	—	(17,676)	(82,508)
Gross income (loss)	2,642	—	5,240	17,677
Selling, general and administrative expenses	5,609,119	1,428,911	22,121,647	3,258,920
(Loss) from operations	(5,606,477)	(1,428,911)	(22,116,407)	(3,241,243)
Other income / (expense)
Interest expense, net	(52,189)	(144,180)	(224,610)	(425,288)
Other income, Loan forgiveness	—	10,000	178,250	10,000
Gain on exchange	—	—	—	7,886

Total other income (expense), net	(52,189)	(134,180)	(46,360)	(407,402)

Net loss	(5,658,666)	(1,563,091)	(22,162,767)	(3,648,645)
Common stock issued pursuant to antidilutive provisions	—	—	4,691,022	—
Preferred dividends	4,627	32,552	32,504	97,655
Net loss attributed to common shareholders	$(5,663,293)	$(1,595,643)	$(26,886,293)	$(3,746,300)

Other comprehensive (loss):
Unrealized losses on debt securities	(108,817)	—	(108,817)	—
Net comprehensive loss attributed to common shareholders	$(5,772,110)	$(1,595,643)	$(26,995,110)	$(3,746,300)

Net loss per share - basic and diluted	$(0.07)	$(0.02)	$(0.28)	$(0.06)

Weighted average number of common shares outstanding – basic and diluted	81,562,681	65,016,945	78,350,946	64,897,859

SKYX Platforms Corp.

Consolidated Statements of Cash Flows

(Unaudited)

	For the Nine months ended September 30,
	2022	2021
Cash flows from operating activities:
Net loss	$(22,162,767)	(3,648,645)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	194,698	63,324
Gain on forgiveness of debt	(178,250)	(10,000)
Non-cash equity-based compensation expense	13,957,145	828,578

Change in operating assets and liabilities:
Inventory	(549,825)	—
Prepaid expenses and other assets	(795,365)	(32,166)
Operating lease liabilities	(28,521)	—
Other assets	(161,358)	—
Royalty obligation	(900,000)	(375,000)
Accounts payable and accrued expenses	897,256	340,816

Net cash used in operating activities	(9,726,987)	(2,833,093)

Cash flows from investing activities:
Investments, available-for-sale	(7,441,617)	—
Purchase of property and equipment	(257,907)	—
Payment of patent costs	(137,645)	(151,169)
Net cash used in investing activities	(7,837,169)	(151,169)

Cash flows from financing activities:
Proceeds from common stock issuance	23,100,000	2,779,464
Placement cost	(2,548,000)	—
Proceeds from exercise of options	390,624	—
Proceeds from SBA - PPP notes payable	—	178,235
Proceeds from issuance of convertible notes	—	50,000
Dividends paid	(32,504)	(97,655)
Principal repayments of notes payable	(202,503)	—

Net cash provided by financing activities	20,707,617	2,910,044

Increase in cash and cash equivalents, and restricted cash	3,143,461	(74,218)
Cash and cash equivalents at beginning of period	10,426,249	2,308,871
Cash and cash equivalents, and restricted cash at end of period	$13,569,710	2,234,653

Supplementary disclosure of non-cash financing activities:

Preferred stock conversion to common	$3,094,134	50,000
Common stock issued pursuant to antidilutive provisions	4,691,022	—
Cashless exercise of warrants	—	74,375
Right-of-use assets and operating lease liabilities	23,621,267	—
Cash paid during the year for:
Interest	$303,957	425,323